NUMBER		SHARES
DMC
COMMON STOCK		COMMON STOCK
THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, N.Y. AND RIDGEFIELD PARK, N.J.	DMC Stratex Networks, Inc. INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE	SEE REVERSE FOR ABBREVIATIONS AND STATEMENT OF RIGHTS GRANTED TO EACH CLASS OF SHARES

CUSIP 23322L 10 6

THIS CERTIFIES THAT

is the registered holder of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $0.01 EACH OF THE COMMON STOCK OF

DMC Stratex Networks, Inc.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
    WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

Chief Executive Officer	[SEAL]	Chief Financial Officer

COUNTERSIGNED AND REGISTERED
 CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
   TRANSFER AGENT AND REGISTRAR

    AUTHORIZED SIGNATURE

This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between DMC Stratex Networks, Inc. and its Transfer Agent dated as of October 24, 1991 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of DMC Stratex Networks, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. DMC Stratex Networks, Inc. will mail to the holder of this certificate a copy of the Rights Agreement, without charge after receipt of a written request therefor. Under certain circumstances as set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) may become null and void.

DMC Stratex Networks, Inc.

    A copy of the statement of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes of shares of the Corporation authorized to be issued and upon the holders thereof as established by the Restated Certificate of Incorporation, as amended, (or by any certificate of determination of preferences), and the number of shares constituting each class and the designation thereof, will be furnished to any stockholder of the Corporation upon request and without charge at the principal office of the Corporation.

    The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT —	Custodian
	(Cust)	(Minor)
under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list

    For Value Received,                  hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)

Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney, to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated
	NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.